                                                                   EXHIBIT 23.4

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 7, 1999, with respect to the financial statements of AetherWorks Corporation incorporated by reference in the Post Effective Amendment to the Registration Statement on Form S-8 and related Prospectus of Nx Networks, Inc. for the registration of 1,799,714 shares of its common stock.

                                                     /s/ Ernst & Young LLP

Minneapolis, Minnesota
February 8, 2001